OPPENHEIMER VARIABLE ACCOUNT FUNDS, on behalf of
OPPENHEIMER SMALL- & MID-CAP GROWTH FUND/VA

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of the Oppenheimer Variable Account Funds, on behalf of Oppenheimer Small- & Mid-Cap Growth Fund/VA (the “Fund”) was held at which the twelve Trustees identified below were elected to the Trust (Proposal No. 1). At the meeting Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                859,155,000                                36,277,763
Edward L. Cameron                                   860,463,149                                34,969,615
Jon S. Fossel                                             861,382,389                                34,050,375
Sam Freedman                                           860,173,958                                35,258,806
Richard F. Grabish                                     862,692,974                                32,739,789
Beverly L. Hamilton                                  862,904,192                                32,528,571
Robert J. Malone                                       862,354,488                                33,078,275
F. William Marshall, Jr.                             860,997,182                                34,435,581
Victoria J. Herget                                       861,814,105                                33,618,659
Karen L. Stuckey                                       861,434,246                                33,998,517
James D. Vaughn                                       861,208,178                                34,224,585
William F. Glavin, Jr.                                 861,148,846                                34,283,917

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
10,738,046                   994,639                                734,165                                N/A

2b:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
10,848,738                   999,379                                618,734                                N/A

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
10,634,507                 1,018,768                                813,576                                N/A

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
10,754,568                  1,023,804                                688,479                                N/A

2e-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
10,766,185                 1,023,074                                677,591                                N/A

2e-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
10,679,775                  1,039,043                                748,033                                N/A

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
10,726,511                 1,002,845                                737,495                                N/A

2g:  Proposal to revise the fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
10,757,607                  1,020,891                                688,353                                N/A

2i:  Convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
10,494,590                 1,087,623                                884,638                                N/A

2j:  Approve a change in the fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote
10,733,510                 1,012,791                                720,549                                N/A

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
821,085,084               23,597,959                                50,749,721                                N/A